As filed with the Securities and Exchange Commission on February ________, 2001

                                                      Registration No. 333-39254

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 5 TO
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              EXPORT EREZ USA, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       52-2237043                       2390
(State or other jurisdiction of      (I.R.S. Employer          (Primary Standard Industrial
 incorporation or organization)    Identification Number)       Classification Code Number)

                            ------------------------

                              Industrial Zone Erez
                                  P.O. Box 779
                             Ashkelon, Israel 78101

                          Telephone 011 972 7 689 1611
                          Facsimile 011 972 7 689 9287

                   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Joseph Postbinder, President
                              Industrial Zone Erez
                                  P.O. Box 779
                             Ashkelon, Israel 78101
                          telephone 011 972 7 689 1611
                             fax 011 972 7 689 9287
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                  CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
Title of Each Class of                       Amount               Proposed              Proposed          Amount of
Securities to be Registered                  to be                Maximum                Maximum        Registration
                                           Registered             Offering              Aggregate          Fee (2)
                                                             Price Per Share(1)      Offering Price
-----------------------------------------------------------------------------------------------------------------------
Shares of common stock held by               1,000,000              $0.3078          $ 307,800         $     86.18
Selling Securityholders
-----------------------------------------------------------------------------------------------------------------------
Shares of common stock underlying              250,000               0.3078             76,950               21.54
warrants
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                        1,250,000               0.3078          $ 384,750         $ 107.73(3)
-----------------------------------------------------------------------------------------------------------------------

(1) There is no current market for the securities and the dollar amount of the shares to be registered is based upon the estimated per share of common stock book value ($0.3078).
(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(f)(2).
(3)   Previously paid.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Export Erez USA is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-Laws of Export Erez USA provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

         For any breach of the director's duty of loyalty to the corporation or its stockholders;
         For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
                  Under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware; or
         For any transaction from which the director derived an improper personal benefit.

Export Erez USA's Certificate of Incorporation contains such a provision.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Export Erez USA pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

                  Filing Fee - Securities and Exchange Commission                     $       108
                  Fees and Expenses of Accountants                                         40,000
                  Fees and Expenses of legal counsel                                      100,000
                  Blue Sky Fees and Expenses                                                3,500
                  Printing and Engraving Expenses                                          10,000
                  Miscellaneous Expenses                                                    3,700

                                    Total                                             $   157,308

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On May 20, 1999, pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, Export Erez USA issued 112,500 shares of its common stock to Pierce Mill Associates, Inc., 112,500 shares of its common stock to James McKillop, 225,000 shares of its common stock to Jovanda Ltd., and 25,000 shares of its common stock to each of Joseph Berzak and Joseph Zeewi.

         On May 20, 1999, pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, Export Erez USA issued warrants for the purchase of 62,500 shares of its common stock to Pierce Mill Associates, Inc., 62,500 shares of its common stock to James McKillop, and 125,000 shares



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


of its common stock to Jovanda Ltd., all at an exercise price of $1.00 per share for an exercise term of 5 years from the date of issue.

         Pursuant to a stock exchange agreement with Export Erez Ltd., on March 31, 2000 Export Erez USA issued 11,490,212 shares to Joseph Postbinder and 9,788 shares of its common stock to Meira Postbinder pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

          On May 25, 2000, Export Erez USA issued an aggregate of 500,000 shares of its common stock to 60 employees, consultants and service providers none of whom were United States residents. The offering of such securities occurred outside the United States and as such was outside the scope of the Securities Act.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

2.1** Agreement and Plan of Reorganization between Export Erez Ltd. and Export Erez USA
3.1**    Certificate of Incorporation of Export Erez USA, Inc., as amended
3.2**    By-Laws of Export Erez USA, Inc.
4.1**    Form of common stock certificate
4.2**    Form of warrant
5.1      Opinion of Cassidy & Associates
10.1**   Lease for executive office space with Joseph Postbinder
10.2**   Limited partnership agreement with Orlite Ltd.
10.3**   Service agreement with TPG Capital Corporation
21.1**   Subsidiaries of Export Erez USA, Inc.
24.1     Consent of Weinberg & Company, certified public accountants
24.3     Consent of Cassidy & Associates (included in Exhibit 5)


-----

   *     To be filed by Amendment.
 **      Previously filed.

(b) The following financial statement schedules are included in this Registration Statement.

         None

ITEM 28. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment to the registration statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;



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


     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 (c) The undersigned registrant hereby undertakes that:

     (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.



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


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to its Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Israel on the 25th day of January 2001.

                                              EXPORT EREZ USA, INC.


                                              By:    /s/ Joseph Postbinder
                                                     President

                                              By:    /s/ Meira Postbinder
                                                     Vice President of Financing

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                 Date
---------                                   -----                                 ----

                                            Chairman, President                   January 25, 2001
/s/ Joseph Postbinder                       and a Director

                                            Vice President of Financing           January 25, 2001
/s/ Meira Postbinder                        and a Director

/s/ Shlomo M. Lev-Yehudi                    Director                              January 25, 2001


/s/ Tsippy Moldovan                         Director                              January 25, 2001


/s/Dan Zarchin                              Director                              January 25, 2001


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